Exhibit No. 99.1


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                                STOCK ORDER FORM
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DEADLINE
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This order form, properly executed and with the full payment         Total
must be received by __:__ _.m., Eastern Time on ________ __,         Number of         Purchase          Total
1997, and will be deemed received upon the date and the time of      Shares            Price             Amount
delivery of the form to one of our offices.  Please submit your
order using the enclosed postage-paid envelope or hand-delivering    ________  X      $10.00       =    $______
the order form to any office of First Federal Savings and Loan
Association of Sistersville.
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NUMBER OF SHARES
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Fill in the number of shares you wish to purchase and the total      [  ]       Enclosed is a check or money order payable to
amount due.  No fractional shares will be issued.  The minimum                  Sistersville Bancorp, Inc. for $______.
order is 25 shares.  With the exception of the ESOP, no person
(or persons who have subscription rights through a single account)   [  ]       I authorize withdrawal from the following First
may purchase in the Offerings more than 10,000 shares of                        Federal account(s):
Common Stock and no person (or persons who have subscription
rights through a single account), together with associates of                   Account Number(s)       Amount
persons acting in concert with such person, may purchase in the
aggregate more than 10,000 shares of Common Stock.  See the                     _______________         $__________
Prospectus for a description of purchase limitations, including how             _______________         $__________
to determine whether your purchases will be aggregated with any                 _______________         $__________
associates or persons acting in concert.                                        Total Withdrawal        $__________

                                                                      No penalty for early withdrawal.

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METHOD OF PAYMENT
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Check the appropriate box(es).  You may pay by cash, check, or
money order.  If paying by check or money order, please make it      __________________________________________________
payable to Sistersville Bancorp, Inc..  If paying by cash, please    Name(s) in which stock is to be registered.
hand-deliver your order form.  Your funds will earn interest at
the interest rate paid on passbook savings accounts from the date    __________________________________________________
of receipt until the offering is completed.  You may also wish to    Name(s) in which stock is to be registered.
pay by authorizing withdrawal from your First Federal Savings
and Loan Association of Sistersville savings or certificate          __________________________________________________
account(s).  If paying by withdrawal, please list the appropriate    Address
account number(s); these designated funds will continue to earn
interest at the contractual rate, but cannot be withdrawn by you.    __________________________________________________
                                                                     City                                 County
STOCK REGISTRATION
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                                                                     State                                Zip Code
Print the name(s) in which you want the stock registered.  If you are a voting member, to protect your priority over other
purchasers as described in the Prospectus, you must take             __________________________________________________
ownership in at least one of the account holders' names.             Social Security # or Tax ID #

Enter the Social Security Number (or Tax I.D. Number) of a registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by           [   ] Individual   [   ] Joint Tenants   [   ]Tenants in Common
checking the appropriate box.  If necessary, check "Other" and       [   ] Uniform Transfer to Minors
note ownership such as corporation, estate or trust.  If stock is    [   ] Other ______________________________________
purchased for a trust, the date of the trust agreement and trust title must be included.  See the reverse side of this form for
registration guidelines.                                           -----------------------------------------------------------------
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                           SISTERSVILLE BANCORP, INC.

                        GUIDELINES FOR REGISTERING STOCK

                For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Sistersville Bancorp, Inc. stock certificate(s). If you have any questions, please consult your legal advisor.
                Stock ownership must be registered in one of the following manners:


INDIVIDUAL      Avoid the use of two  initials.  Include  the first  given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.


JOINT Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc.
                JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
                TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.


UNIFORM        Stock may be held in the name of a custodian for a minor under
TRANSFER       the Uniform Gifts to Minors laws of the individual states.  There
TO MINORS      may be only one  custodian  and one minor  designated on a stock certificate.  The standard  abbreviation of custodian is "CUST,"
               while  the   description   "Uniform  Gifts  to  Minors  Act"  is
               abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gifts to Minors Act will be abbreviated.
                      JOHN P. JONES CUST SUSAN A. JONES
                      UNIF GIFT MIN ACT

FIDUCIARIES    Stock held in a fiduciary capacity must contain the following:
                  1.  The name(s) of the fiduciary --
                      * If an individual, list the first given name, middle initial, and last name.
                      *   If a corporation, list the corporate title.
                      * If an individual and a corporation, list the corporation's title before the initial.
                  2.  The fiduciary capacity --
                      *   Administrator
                      *   Conservator
                      *   Committee
                      *   Executor
                      *   Trustee
                      *   Personal Representative
                      *   Custodian
                  3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                  4. The date of document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
                  5.  Either of the following:
                          The name of the maker, donor or testator
                                           or
                          The name of the beneficiary
                          Example of Fiduciary Ownership:
                          JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                          UNDER AGREEMENT DATED ___/___/93

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NASD AFFILIATIONS
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Please refer to the National Association of Securities Dealers, Inc.,   [ ] Check here and initial below if you are a member of the
("NASD") affiliation section and check the box, if applicable.  The     NASD or a person associated with an NASD member or a
NASD Interpretation With Respect to Free-Riding and Withholding         partner with a securities brokerage firm or a member of
(the "Interpretation") restricts the sale of a "hot issue" (securities  the immediate family of any such person to whose support
that trade at a premium in the aftermarket) to NASD members,            such person contributes directly or indirectly or if
persons associated with NASD members (i.e., an owner, director,         you have an account in which a NASD member or a person
officer, partner, employee, or agent of a NASD member) and              associated with a NASD member has a beneficial interest.
certain members of their families.  Such persons are requested to       I agree (i) not to sell, transfer or hypothecate the
indicate that they will comply with certain conditions required for     stock for a period of three months following issuance,
an exemption from the restrictions.                                     and (ii) to report this stock purchase in writing to the
                                                                        applicable NASD member I am associated with within one
                                                                        day of the payment for the stock.  (Initials) __________
TELEPHONE INFORMATION

Please enter both a daytime and an evening telephone number             Daytime Phone (     ) ________________
where you may be reached in the event we cannot execute your            Evening Phone (     ) ________________
order as given.  Please include your area code.

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                                 ACKNOWLEDGMENT
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Sign and date the order form.  When purchasing as a custodian,              I (we) understand that, after receipt by Sistersville
corporate officer, etc., add your full title to your signature.             Bancorp, Inc., this order may not be modified or
An additional signature is required only when payment is by                 withdrawn without the consent of Sistersville Bancorp,
withdrawal from an account that requires more than one signature            Inc. or First Federal Savings and Loan Association of
to withdraw funds.  Your order will be filled according to the              Sistersville.  Further, I (we) certify that my (our)
provisions of the Plan of Conversion as described in the                    purchase does not conflict with the purchase limitations
Prospectus.                                                                 in the Plan of Conversion and that the shares being
                                                                            purchased are for my (our) account only and that there
I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT              is no present agreement or understanding regarding any
OR DEPOSIT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY            subsequent sale or transfer of such shares.  Under
FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF SISTERSVILLE OR               penalties of perjury, I (we) certify that:
THE FEDERAL GOVERNMENT.                                                     (1) the Social Security Number or Tax Identification
                                                                            Number given above is correct; and (2) I (we) am (are)
I (we) further certify that I (we) received a Prospectus prior to           not subject to backup withholding.  Instructions:
purchasing the Common Stock of Sistersville Bancorp, Inc. and               You must cross out #2 above if you have been notified
acknowledge the terms and conditions described therein.  The                by the Internal Revenue Service that you are subject
Prospectus that I (we) received contains disclosure concerning the          to withholding because of under-reporting interest or
nature of the security being offered and describes the risks                dividends on your tax return.
involved in the investment.  These include, among others, (i) lack of liquidity for the Common Stock; (ii) decreased return on equity immediately after conversion; (iii) potential impact of changes in
interest rates; (iv) lack of growth in the Association's market area;       ________________________________________________________
(v) decrease in profitability since 1994; (vi) anti-takeover                Signature                                      Date
provisions; (vii) possible voting control by management and the board of directors; (viii) possible dilutive effect of RSP and stock options and effect of purchases by RSP and ESOP; (ix) possible negative impact caused by regulatory oversight; and (x) possible
adverse income tax consequences of the distribution of subscription         ________________________________________________________
rights.  See "Risk Factors" on pages 1 through 5 of the Prospectus.         Additional Signature (if required)             Date

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Office of Thrift Supervision Regional Director for the
Northeast Region, at (201) 413-7543.

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                     THIS ORDER NOT VALIDATED UNLESS SIGNED

           FOR ASSISTANCE, PLEASE CALL OUR STOCK INFORMATION CENTER AT
                        (304) __________ (FIRST FEDERAL)
               FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY